Virtus ETF Trust II 485BPOS

Exhibit 99.(g)(1)(d)

EXECUTION

AMENDMENT

TO

CUSTODY AGREEMENT

This Amendment (“Amendment”) effective as of April 30, 2026 (“Effective Date”) is by and between Virtus ETF Trust II (the “Trust”) and The Bank of New York Mellon (“BNY”).

BACKGROUND:

A.	BNY and the Trust entered into a Custody Agreement dated as of December 17, 2015, as amended (the “Agreement”) relating to BNY’s provision of custody services.

B.	The parties desire to amend the Agreement as set forth herein.

C.	This Background section is incorporated by reference into and made a part of this Amendment.

TERMS:

The parties hereby agree that:

1.	Schedule II to the Agreement is hereby deleted and replaced in its entirety with Schedule II attached hereto.

2.	Miscellaneous.

(a)	As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(b)	The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

EXECUTION

(c)	The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(d)	This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed as of the Effective Date by its duly authorized representative indicated below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

VIRTUS ETF TRUST II
On behalf of its Series identified on Schedule II to the Agreement

By:	/s/ W. Patrick Bradley
Name:	W. Patrick Bradley
Title:	EVP
Date:	April 30, 2026

THE BANK OF NEW YORK MELLON

By:	/s/ Allison Gardner
Name:	Allison Gardner
Title:	Senior Vice President
Date:	April 30, 2026

EXECUTION

SCHEDULE II

SERIES

Virtus AlphaSimplex Global Macro ETF

Virtus AlphaSimplex Managed Futures ETF

Virtus Duff & Phelps Clean Energy ETF

Virtus Duff & Phelps Real Estate Income ETF

Virtus Emerging Markets Dividend ETF

Virtus Emerging Markets Equity ETF

Virtus IG Public & Private Credit ETF

Virtus International Dividend ETF

Virtus International Small Cap ETF

Virtus KAR Mid-Cap ETF

Virtus Newfleet Securitized Income ETF

Virtus Newfleet Short Duration Core Plus Bond ETF

Virtus Newfleet Short Duration High Yield Bond ETF

Virtus Seix AAA Private Credit CLO ETF

Virtus Seix Senior Loan ETF

Virtus Silvant Growth Opportunities ETF

Virtus Silvant Growth Premium Income ETF

Virtus Silvant Small/Mid Growth ETF

Virtus Stone Harbor Emerging Markets High Yield Bond ETF

Virtus Stone Harbor International Bond ETF

Virtus Terranova U.S. Quality Momentum ETF

Virtus U.S. Dividend ETF

Virtus U.S. Small Cap Growth ETF

Virtus Zevenbergen Innovative Growth ETF

Virtus Zevenbergen Discovery Growth ETF

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